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                                  EXHIBIT 23.1






                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



         As independent public accountants, we hereby consent to the inclusion of our report dated March 30, 2001 in this Form 10-K. It should be noted that we have not audited any financial statements of the Company subsequent to December 30, 2000 or performed any audit procedures subsequent to the date of our report.




                                                     /s/ARTHUR ANDERSEN LLP




Columbia, South Carolina,
March 30, 2001


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